Exhibit 99.1

Gaia Reports Second Quarter 2026 Financial Results

BOULDER, CO – August 10, 2026 - Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Summary vs Second Quarter 2025 (where applicable)

•
Revenue was $23.3 million compared to $24.6 million, of which international revenue decreased $1.6 million.
•
Annualized gross profit per employee for the quarter increased to $819,000.

Management Commentary

“Our second quarter results reflect the deliberate trade-off we outlined last quarter—prioritizing the long-term quality and value of our direct member base over near-term results,” said Kiersten Medvedich, Chief Executive Officer of Gaia. “While that transition, combined with increased advertising costs, pressured our top line, we've moved quickly to bring costs back in line. At the same time, we're seeing real traction in new content initiatives that drive daily engagement, from our new AI powered features. We remain confident in this strategy and are focused on returning to positive free cash flow in the fourth quarter.”

Gaia CFO, Ned Preston, stated: “The seasonality of our annual member renewals impacted our cash inflows by $2.4 million. This, together with lower revenue and higher marketing costs, brought our operating cash flow for the second quarter to $(5.4) million.”

Second Quarter 2026 Financial Results

Revenue decreased 5% to $23.3 million, compared to $24.6 million in the second quarter of 2025, due to lower revenue from lower quality subscribers and lower ARPU regions. The decrease also reflects the impact of the company’s shift in its marketing strategy, which includes a disciplined approach to discounting and a movement towards direct and higher ARPU member acquisition.

Gross margin was 85.3% compared to 86.7% year ago, primarily attributable to lower revenue, while content-related costs remained relatively consistent.

Net loss was $(3.0) million, or $(0.12) per share, versus $(1.8) million or $(0.07) per share, in the second quarter of 2025.

Gaia’s cash balance as of June 30, 2026, was $5.3million, with a fully available $10 million line of credit.

Conference Call

Date: Monday, August 10, 2026

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13761111

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 24, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13761111

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 90% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2025. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$5,272	$13,540
Accounts receivable	5,461	5,437
Prepaid expenses and other current assets	3,892	3,527
Total current assets	14,625	22,504
Media library, net	39,274	39,133
Operating right-of-use asset, net	8,479	8,836
Property and equipment, net	28,608	26,963
Technology license, net	14,339	14,743
Investments and other intangible assets, net	8,384	8,488
Goodwill	33,982	33,982
Total assets	$147,691	$154,649
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,840	$15,224
Accrued and other liabilities	1,703	3,396
Long-term debt, current portion	227	227
Operating lease liability, current portion	644	614
Deferred revenue	18,094	18,502
Total current liabilities	35,508	37,963
Long-term debt, net of current portion	5,338	5,452
Operating lease liability, net of current portion	8,172	8,501
Deferred taxes, net	623	603
Total liabilities	49,641	52,519
Shareholder's equity:
Class A common stock, $0.0001 par value, 150,000,000 shares authorized, 20,172,598 and 19,709,325 shares issued, 20,025,793 and 19,562,520 shares outstanding at June 30, 2026 and December 31, 2025, respectively	2	2
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 5,400,000 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	183,998	183,393
Treasury stock at cost: 146,805 shares as of June 30, 2026 and December 31, 2025, respectively	(525)	(525)
Accumulated deficit	(99,206)	(94,922)
Total Gaia, Inc. shareholders’ equity	84,270	87,949
Noncontrolling interests	13,780	14,181
Total equity	98,050	102,130
Total liabilities and equity	$147,691	$154,649

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025

Revenues, net	$23,330	$24,632	$47,643	$48,472
Cost of revenues	3,421	3,285	6,828	6,220
Gross profit	19,909	21,347	40,815	42,252
Operating Expenses:
Selling and operating	21,599	20,634	41,600	40,656
Corporate, general and administration	1,526	2,909	3,859	4,806
Total operating expenses	23,125	23,543	45,459	45,462
Loss from operations	(3,216)	(2,196)	(4,644)	(3,210)
Interest and other income, net	(30)	124	(14)	(12)
Loss before income taxes	(3,246)	(2,072)	(4,658)	(3,222)
Income tax (benefit) expense	(7)	1	27	49
Loss from continuing operations	$(3,239)	$(2,073)	$(4,685)	$(3,271)
Gain from discontinued operations	—	26	—	5
Net loss	$(3,239)	$(2,047)	$(4,685)	$(3,266)
Net loss attributable to noncontrolling interests	$(210)	$(246)	$(401)	$(451)
Net loss attributable to common shareholders	$(3,029)	$(1,801)	$(4,284)	$(2,815)

Loss per share:
Basic (attributable to common shareholders)	$(0.12)	$(0.07)	$(0.17)	$(0.11)
Diluted (attributable to common shareholders)	$(0.12)	$(0.07)	$(0.17)	$(0.11)

Weighted-average shares outstanding:
Basic	24,962	25,022	24,979	24,686
Diluted	24,962	25,022	24,979	24,686

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Net cash (used in) provided by:
Net cash (used in) provided by operating activities	$(5,379)	$2,284	$(3,886)	$3,582
Net cash used in investing activities	(2,282)	(1,404)	(4,136)	(2,434)
Net cash (used in) provided by financing activities	(165)	(46)	(246)	6,916
Net change in cash and cash equivalents	$(7,826)	$834	$(8,268)	$8,064